Rappaport, Steele & Company, P.C.
                          Certified Public Accountants


  600 Third Avenue - 14th Floor          1451 West Cypress Creek Road, Suite 300
    New York, New York  10016                  Fort Lauderdale, Florida 33309
            212-557-7100                               954-491-0203
       Facsimile 212-557-7115                     Facsimile 954-491-9059

                        9770 Baymeadows Road -Suite 133
                          Jacksonville, Florida 32256
                           904-642-6600/800-874-4409
                             Facsimile 904-646-0102



August 14, 1999

Homes for America Holdings, Inc.
1 Odell Plaza
Yonkers, N.Y.  10701

Gentlemen:

Effective December 1998, your Board of Directors decided to retain the services of Lazar Levine and Felix, LLP to replace our firm as your independent accountants and auditors. Lazar Levine has audited the financial statements to be included in your Form 10-SB to be filed with the Securities and Exchange Commission.

The change in auditors did not result from any disagreement on any matters of accounting principles or practice, financial statement disclosure or auditing scope or procedure.

Our 1997 and 1996 audit reports did not contain any adverse opinion, disclaimer of opinion or qualification as to uncertainty, audit scope, or accounting principles.

                                           Very truly yours,


                                           /s/ RAPPAPORT, STEELE & COMPANY, P.C.
                                           -------------------------------------
                                           Joel Rappaport